UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2009

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices, including zip code)

540-769-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Background

On July 17, 2009, Luna Innovations Incorporated (“Luna”) and its wholly-owned subsidiary, Luna Technologies, Inc. (collectively, the “Company”), filed a voluntary petition for relief (the “Petition”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), including a proposed Joint Plan of Reorganization, in the United States Bankruptcy Court for the Western District of Virginia (the “Bankruptcy Court”) (altogether, the “Reorganization”). Previously, on April 21, 2009, as a result of litigation with Hansen Medical Inc. (“Hansen”), a jury found in favor of Hansen on its breach of contract, breach of the covenant of good faith and fair dealing and misappropriation of trade secrets claims, and awarded a verdict for $36.3 million against Luna. As a part of the Reorganization, the Company asked the Bankruptcy Court to estimate the final value of Hansen’s claim against the Company in an amount not to exceed more than approximately $1.3 million.

Settlement Agreement and First Amended Plan of Reorganization.

On December 11, 2009, the Company entered into a Confidential Settlement Agreement (the “Settlement Agreement”) with Hansen in order to resolve the disputes between them. Also on this date, the Company filed a First Amended Joint Plan of Reorganization (the “Plan) and First Amended Disclosure Statement and proposed Confirmation Order with the Bankruptcy Court in order to effectuate the purposes of the Settlement Agreement and allow the Company to emerge from Reorganization as expeditiously as possible. Under the Plan, the Company proposes to pay 100% of its due and payable valid claims and Luna stockholders will retain all of their shares of Luna’s Common Stock. The Settlement Agreement and the transactions contemplated by it, as well as the Plan and the First Amended Disclosure Statement, are subject to approval and entry of an applicable confirmation order by the Bankruptcy Court.

In particular, upon effectiveness of the Plan after entry of a confirmation order by the Bankruptcy Court (the date of such effectiveness, the “Effective Date”), the Company, Hansen and Intuitive Surgical, Inc. (“Intuitive”), shall enter into nine other settlement documents. The Settlement Agreement and these other settlement documents are summarized below.

The transactions contemplated by the Settlement Agreement and the obligations of the parties under the Settlement Agreement, including the execution of the other settlement documents, are subject to the non-occurrence of the following conditions, among others: (i) the Bankruptcy Court fails to approve and confirm the Plan, the First Amended Disclosure Statement and proposed Confirmation Order, and the settlement documents without making material adverse modifications to them; (ii) the Bankruptcy Court modifies the Plan or the First Amended Disclosure Statement in a manner that materially and adversely affects the ability of Luna or Hansen to perform or comply with the Settlement Agreement, any other settlement document, the Plan, or the proposed Confirmation Order; (iii) the Company takes any action or fails to take any action, or there shall exist any facts or circumstances, that result in a material breach of any of the other settlement documents, as if they had been executed as of today and if Luna were not subject to the provisions of the Bankruptcy Code; (iv) the Settlement Agreement or any material part of it is judged unenforceable by the Bankruptcy Court or any appellate court of competent jurisdiction; (v) Intuitive does not execute the settlement documents to which it is to be a party and the Development and Supply Agreement between Luna and Intuitive dated June 11, 2007 (the “Intuitive Development Agreement”), is not amended so as to enable the grant of licenses by Luna to Hansen contemplated by the settlement documents; and (vi) the Effective Date does not occur by March 31, 2010. If any of these conditions does occur and is not waived, the Settlement Agreement will terminate.

Summaries of Settlement Documents

The material terms of the Settlement Agreement and the fundamental terms of the other settlement documents are summarized below. The settlement documents other than the Settlement Agreement will not be executed until the Effective Date, subject to certain conditions.

Settlement Agreement; Warrant to Purchase Common Stock of Luna Innovations Incorporated. In addition to the terms and provisions of the Settlement Agreement described above, upon the Effective Date, Luna shall issue shares of Common Stock to Hansen equal to 9.9% of Luna’s outstanding capital stock after issuance. In addition, Luna will grant Hansen a warrant to purchase additional shares of Luna’s Common Stock for three years after the Effective Date, at a purchase price of $0.01 per share, to the extent necessary for Hansen to retain its ownership of 9.9% of Luna’s outstanding capital stock. The Settlement Agreement also contains certain provisions regarding confidentiality.

Confidential Mutual Release Agreement. Pursuant to this agreement, upon the Effective Date, each Hansen and Luna will release each other from claims in the California litigation and Bankruptcy Court litigation, including but not limited to the jury verdict against Luna and any Proof of Claim filed by Hansen in the Bankruptcy Court.

Hansen Secured Promissory Note; Security Agreement; Patent and Trademark Security Agreement. Luna will issue Hansen a secured promissory note in the principal amount of $5 million, with interest at the rate of 8.5% per year. Principal and interest will be due quarterly over four years, and may be prepaid at any time without penalty. Principal may also be reduced to the extent that Luna’s costs to Hansen under the Development and Supply Agreement described below exceed an agreed upon amount during any quarter. The note will be secured by a Security Agreement and a Patent and Trademark Security Agreement containing customary provisions and covenants. In addition, Hansen has agreed to subordinate its security interest in favor of a working capital line of credit not to exceed $5 million, subject to certain limited conditions.

Development and Supply Agreement. Under the Development and Supply Agreement (the “Hansen Development Agreement”), Luna will work to develop, in collaboration with Hansen, a fiber optic localization and shape sensing solution for Hansen’s medical robotic system. Under the Hansen Development Agreement, Luna shall use its commercially reasonable best efforts to develop this solution for Hansen in accordance with certain development criteria, including specifications, milestones and budget amounts. Hansen shall pay Luna periodically for its development work on a time and materials basis. Hansen will have no obligation to pay Luna above applicable budget amounts, and Luna will have no obligation to perform development work over budget. As noted above, to the extent the cost of such development work exceeds a certain amount per quarter, the excess amount would be credited against the Hansen Secured Promissory Note. The total potential development budget for the project is comparable to the amount of the Hansen Secured Promissory Note. Following the completion of the development work, Luna shall supply products incorporating this solution to Hansen upon certain terms and conditions, including a requirement for Hansen to purchase such products exclusively from Luna up to a certain minimum number. The Hansen Development Agreement also has certain exclusive supply provisions applicable to certain non-robotic medical fields. Transfer pricing for products supplied by Luna is based on certain Luna costs plus an agreed upon formula, with a discount to this formula for supplied medical robotic products up to an aggregate limit comparable to the amount of the Hansen Secured Promissory Note. The Hansen Development Agreement also has certain provisions regarding intellectual property invented during the development project, confidentiality, indemnification, breach and termination, including termination by Hansen on 90 days notice.

License Agreement Between Hansen and Luna (“Hansen License”); License Agreement Between Intuitive and Luna (“Intuitive License”); Cross License Agreement Between Intuitive and Hansen (“Cross License”). Under the Hansen License and the Intuitive License, Luna will grant a co-exclusive license to Hansen and Intuitive, respectively, to Luna’s fiber optic shape sensing and localization technology within the field of medical robotics, and the parties will agree to certain enforcement provisions for the licensed intellectual property. Also under the Hansen License, Luna will grant certain co-exclusive (between Hansen and Luna) and exclusive licenses in various non-robotic medical fields to this same technology. Also under the Hansen License, Hansen will license certain of its intellectual property to Luna non-exclusively for non-medical fields and certain non-robotic medical fields. Also under the Intuitive License, Luna and Intuitive will make certain amendments to the Intuitive Development Agreement, including to allow the foregoing license grants by Luna and for Luna to perform development work for Hansen under the Hansen Development Agreement. Under the Cross License, Intuitive and Hansen will be licensing each other certain of their fiber optic shape sensing and localization technology within the field of medical robotics.

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A press release announcing the foregoing matters is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 11, 2009, by Luna Innovations Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/S/ TALFOURD H. KEMPER, JR.
Talfourd H. Kemper, Jr.
Vice President and General Counsel

Date: December 11, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 11, 2009, by Luna Innovations Incorporated